  Exhibit 99.1

TPT Global Tech's [OTCQB:TPTW] Subsidiary TPT MedTech "QuikPASS" and "QuikLAB" Will Provide COVID-19 Testing for NBA Legend Shaquille O'Neal's Televised Big Game Event "Shaq Bowl" in Tampa, FL

"Getting Fans back into COVID Free Events is the Goal"

SAN DIEGO, CA / ACCESSWIRE / January 29, 2021 / TPT Global Tech, Inc. www.tptglobaltech.com ("TPTW or the Company") (OTCBB:TPTW) announced today that its subsidiary TPT MedTech's www.tptmedtech.com "QuikLAB™" and "QuikPASS™" technology platforms were selected to utilize the companies QuikLAB and QuikPASS Check and Verify Passport testing and monitoring systems at this years "SHAQ Bowl", a pre Big Game event hosted by former NBA Champion Shaquille O'Neal. The company will have on-site one of its drive-up medical-grade mobile "QuikLABs" to provide testing. All participants in the event including television crews, event staff, and all celebrity/VIP guests will have to be tested utilizing the TPT's "QuikPASS" Check and Verify Passport app before they can enter the event. All of the event goers will download the "QuikPASS" Check and Verify Passport app, drive up to the "QuikLAB" testing site at the event, get tested, and receive their results electronically via the "QuikPASS" app within approximately 15 minutes. Once cleared the guest will then show or scan their "QuikPASS" QR code which displays their HIPPA compliant testing records to verify that they have been tested and they are free to enjoy the event.

The event will have such stars as Tim Tebow, Ezekiel Elliott, Diplo, The Miz, Anthony Anderson. Nelly, Offset, and more.

https://www.youtube.com/embed/f6Pw8wM0fXQ

TPT MedTech developed its "QuikPASS™" Check and Verify passport system and COVID-19/vaccination monitoring platform for corporations, government organizations, schools, airlines, hospitals, sports venues, restaurants, hotels, and nightclubs to check and verify that an individual has been tested for COVID-19 or vaccinated providing proof individuals can travel or gain access to venues with the idea that everyone inside that venue would be COVID free. The "QuikPASS" "Check and Verify" passport-style platform works with third-party testing labs and organizations that participate on the "QuikPASS" Network and will be offered FREE to US domestic and international business commerce and government organizations around the world.

"We are very excited to showcase our "QuikLAB" "QuikPASS Check and Verify Passport platform to create our first Covid 19 free Entertainment event for Mr. O'Neals Pre Big Game Event "Shaq Bowl", this year in Tampa Florida," said Stephen Thomas, CEO.

Here is a link to TMZ's event review: https://www.tmz.com/2021/01/28/shaq-bowl-super-bowl-pregame-video-shaquille-oneal/

About TPT Global Tech

TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories and Global Roaming Cell phones.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

Contact:
Frank Benedetto
619-915-9422

SOURCE: TPT Global Tech, Inc.